EXHIBIT 8(d)

January 11, 2000

USAA Mutual Fund, Inc.,
USAA Investment Trust,
USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust, on behalf of and for the benefit of the series of funds comprising each such Borrower as set forth on Schedule A hereto 9800 Fredericksburg Road San Antonio, Texas 78288

Attention: Michael J.C. Roth, President

Gentlemen:

This Facility Agreement Letter (this "Agreement") sets forth the terms and conditions for loans (each a "Loan" and collectively the "Loans") which USAA Capital Corporation ("CAPCO") may from time to time make during the period commencing January 11, 2000 and ending January 10, 2001 (the "Facility Period") to USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., and USAA State Tax-Free Trust, and each investment company which may become a party hereto pursuant to the terms of this Agreement (each a "Borrower" and collectively the "Borrowers"), each of which is executing this Agreement on behalf of and for the benefit of the series of funds comprising each such Borrower as set forth on Schedule A hereto (as hereafter modified or amended in accordance with the terms hereof) (each a "Fund" and collectively the "Funds"), under a master revolving credit facility (the "Facility"). USAA Investment Management Company is the Manager and Investment Advisor of each Fund. This Agreement replaces in its entirety that certain Facility Agreement Letter dated January 12, 1999, between the Borrowers and CAPCO. CAPCO and the Borrowers hereby agree as follows:

         1. AMOUNT. The aggregate principal amount of the Loans which may be advanced under this Facility shall not exceed, at any one time outstanding, Five Hundred Million Dollars ($500,000,000). The aggregate principal amount of the Loans which may be borrowed by a Borrower for the benefit of a particular Fund under this Facility shall not exceed the borrowing limit (the "Borrowing Limit") on borrowings applicable to such Fund, as set forth on Schedule A hereto.

         2. PURPOSE AND LIMITATIONS ON BORROWINGS. Each Borrower will use the proceeds of each Loan made to it solely for temporary or emergency purposes of the Fund for whose benefit it is borrowing in accordance with such Fund's Borrowing Limit (Schedule A) and

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prospectus in effect at the time of such Loan.  Portfolio securities may not be purchased by a Fund while there is a Loan outstanding under the Facility or any other facility, if the aggregate amount of such Loan and any other such loan exceeds 5% of the total assets of such Fund.

         3. BORROWING RATE AND MATURITY OF LOANS. CAPCO may make Loans to a Borrower and the principal amount of the Loans outstanding from time to time shall bear interest at a rate per annum equal to the rate at which CAPCO obtains funding in the capital markets. Interest on the Loans shall be calculated on the basis of a year of 360 days and the actual days elapsed but shall not exceed the highest lawful rate. Each loan will be for an established number of days agreed upon by the applicable Borrower and CAPCO. Notwithstanding the above, all Loans to a Borrower shall be made available at a rate per annum equal to the rate at which CAPCO would make loans to affiliates and subsidiaries. Further, if the CAPCO rate exceeds the rate at which a Borrower could obtain funds pursuant to the NationsBank, N.A. ("NationsBank") 364-day committed $100,000,000 Master Revolving Credit Facility, the Borrower will in the absence of predominating circumstances, borrow from NationsBank. Any past due principal and/or accrued interest shall bear interest at a rate per annum equal to the aggregate of the Federal Funds Rate plus 1 percent (100 basis points) and shall be payable on demand.

         4. ADVANCES, PAYMENTS, PREPAYMENTS AND READVANCES. Upon each Borrower's request, and subject to the terms and conditions contained herein, CAPCO may make Loans to each Borrower on behalf of and for the benefit of its respective Fund(s) during the Facility Period, and each Borrower may at CAPCO's sole and absolute discretion, borrow, repay and reborrow funds hereunder. The Loans shall be evidenced by a duly executed and delivered Master Grid Promissory Note in the form of EXHIBIT A. Each Loan shall be in an aggregate amount not less than One Hundred Thousand United States Dollars (U.S. $100,000) and increments of One Thousand United States Dollars (U.S. $1,000) in excess thereof. Payment of principal and interest due with respect to each Loan shall be payable at the maturity of such Loan and shall be made in funds immediately available to CAPCO prior to 2 p.m. San Antonio time on the day such payment is due, or as CAPCO shall otherwise direct from time to time and, subject to the terms and conditions hereof, may be repaid with the proceeds of a new borrowing hereunder. Notwithstanding any provision of this Agreement to the contrary, all Loans, accrued but unpaid interest and other amounts payable hereunder shall be due and payable upon termination of the Facility (whether by acceleration or otherwise).

         5. FACILITY FEE. As this Facility is uncommitted, no facility fee shall be charged by CAPCO.

         6. OPTIONAL TERMINATION. The Borrowers shall have the right upon at least three (3) business days prior written notice to CAPCO, to terminate the Facility.

         7. MANDATORY TERMINATION OF THE FACILITY. The Facility, unless extended by written amendment, shall automatically terminate on the last day of the Facility Period and any

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Loans then  outstanding  (together with accrued  interest thereon and any other amounts owing hereunder) shall be due and payable on such date.

         8. UNCOMMITTED FACILITY. The Borrowers acknowledge that the Facility is an uncommitted facility and that CAPCO shall have no obligation to make any Loan requested during the Facility Period under this Agreement. Further, CAPCO shall not make any Loan if this Facility has been terminated by the Borrowers, or if at the time of a request for a Loan by a Borrower (on behalf of the applicable Fund(s)) there exists any Event of Default or condition which, with the passage of time or giving of notice, or both, would constitute or become an Event of Default with respect to such Borrower (or such applicable Fund(s)).

         9. LOAN REQUESTS. Each request for a Loan (each a "Borrowing Notice") shall be in writing by the applicable Borrower(s), except that such Borrower(s) may make an oral request (each an "Oral Request") provided that each Oral Request shall be followed by a written Borrowing Notice within one business day. Each Borrowing Notice shall specify the following terms ("Terms") of the requested Loan: (i) the date on which such Loan is to be disbursed, (ii) the principal amount of such Loan, (iii) the Borrower(s) which are borrowing such Loan and the amount of such Loan to be borrowed by each Borrower, (iv) the Funds for whose benefit the loan is being borrowed and the amount of the Loan which is for the benefit of each such Fund, and (v) the requested maturity date of the Loan. Each Borrowing Notice shall also set forth the total assets of each Fund for whose benefit a portion of the Loan is being borrowed as of the close of business on the day immediately preceding the date of such Borrowing Notice. Borrowing notices shall be delivered to CAPCO by 9:00 a.m. San Antonio time on the day the Loan is requested to be made.

Each Borrowing Notice shall constitute a representation to CAPCO by the applicable Borrower(s) that all of the representations and warranties in
Section 12 hereof are true and correct as of such date and that no Event of Default or other condition which with the passage of time or giving of notice, or both, would result in an Event of Default, has occurred or is occurring.

         10. CONFIRMATIONS; CREDITING OF FUNDS; RELIANCE BY CAPCO. Upon receipt by CAPCO of a Borrowing Notice:

                  (a) CAPCO shall provide each applicable Borrower written confirmation of the Terms of such Loan via facsimile or telecopy, as soon as reasonably practicable; provided, however, that the failure to do so shall not affect the obligation of any such Borrower;

                  (b) CAPCO shall make such Loan in accordance with the Terms by transfer of the Loan amount in immediately available funds, to the account of the applicable Borrower(s) as specified in EXHIBIT B to this Agreement or as such Borrower(s) shall otherwise specify to CAPCO in a writing signed by an Authorized Individual (as defined in Section 11) of such Borrower(s); and

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                  (c) CAPCO shall make  appropriate  entries on the Note or the records of CAPCO to reflect the Terms of the Loan; provided, however, that the failure to do so shall not affect the obligation of any Borrower.

CAPCO shall be entitled to rely upon and act hereunder pursuant to any Oral Request which it reasonably believes to have been made by the applicable Borrower through an Authorized Individual. If any Borrower believes that the confirmation relating to any Loan contains any error or discrepancy from the applicable Oral Request, such Borrower will promptly notify CAPCO thereof.

         11. BORROWING RESOLUTIONS AND OFFICERS' CERTIFICATES. Prior to the making of any Loan pursuant to this Agreement, the Borrowers shall have delivered to CAPCO (a) the duly executed Note, (b) Resolutions of each Borrower's Trustees or Board of Directors authorizing such Borrower to execute, deliver and perform this Agreement and the Note on behalf of the applicable Funds, (c) an Officer's Certificate in substantially the form set forth in EXHIBIT D to this Agreement, authorizing certain individuals ("Authorized Individuals"), to take on behalf of each Borrower (on behalf of the applicable Funds) actions contemplated by this Agreement and the Note, and (d) the Opinion of Counsel to USAA Investment Management Company, Manager and Advisor to the Borrowers, with respect to such matters as CAPCO may reasonably request .

         12. REPRESENTATIONS AND WARRANTIES. In order to induce CAPCO to enter into this Agreement and to make the Loans provided for hereunder, each Borrower hereby makes with respect to itself, and as may be relevant, the series of Funds comprising such Borrower, the following representations and warranties, which shall survive the execution and delivery hereof and of the Note:

                  (a) ORGANIZATION, STANDING, ETC. The Borrower is a corporation or trust duly organized, validly existing, and in good standing under applicable state laws and has all requisite corporate or trust power and authority to carry on its respective businesses as now conducted and proposed to be conducted, to enter into this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue and borrow under the Note and to carry out the terms hereof and thereof;

                  (b) FINANCIAL INFORMATION; DISCLOSURE, ETC. The Borrower has furnished CAPCO with certain financial statements of such Borrower with respect to itself and the applicable Funds, all of which such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations of such Borrower and the applicable Funds on the dates and for the periods indicated. Neither this Agreement nor any financial statements, reports or other documents or certificates furnished to CAPCO by such Borrower or the applicable Funds in connection with the transactions contemplated hereby contain any untrue statement of a

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material  fact or  omit to  state  any  material  fact  necessary  to make  the statements contained herein or therein in light of the circumstances when made not misleading;

                  (c) AUTHORIZATION; COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the Note, and borrowings hereunder, have been duly authorized by all necessary corporate or trust action of the Borrower and will not result in any violation of or be in conflict with or constitute a default under any term of the charter, by-laws or trust agreement of such Borrower or the applicable Funds, or of any borrowing restrictions or prospectus or statement of additional information of such Borrower or the applicable Funds, or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Borrower, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of such Borrower or the applicable Funds pursuant to any such term. The Borrower and the applicable Funds are not in violation of any term of their respective charter, by-laws or trust agreement, and such Borrower and the applicable Funds are not in violation of any material term of any agreement or instrument to which they are a party, or to the best of such Borrower's knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to them;

                  (d) SEC COMPLIANCE. The Borrower and the applicable Funds are in compliance in all material respects with all federal and state securities or similar laws and regulations, including all material rules, regulations and administrative orders of the Securities and Exchange Commission (the "SEC") and applicable Blue Sky authorities. The Borrower and the applicable Funds are in compliance in all material respects with all of the provisions of the Investment Company Act of 1940, and such Borrower has filed all reports with the SEC that are required of it or the applicable Funds;

                  (e) LITIGATION. There is no action, suit or proceeding pending or, to the best of the Borrower's knowledge, threatened against such Borrower or the applicable Funds in any court or before any arbitrator or governmental body which seeks to restrain any of the transactions contemplated by this Agreement or which, if adversely determined, could have a material adverse effect on the assets or business operations of such Borrower or the applicable Funds or the ability of such Borrower and the applicable Funds to pay and perform their obligations hereunder and under the Notes;

                  (f) BORROWERS' RELATIONSHIP TO FUNDS. The assets of each Fund for whose benefit Loans are borrowed by the applicable Borrower are subject to and liable for such Loans and are available (except as subordinated to borrowings under the NationsBank committed facility) to the applicable Borrower for the repayment of such Loans; and

                   (G) YEAR 2000 PREPAREDNESS. Each Borrower has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower may be unable to recognize and perform

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properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, such Borrower reasonably believes that all computer applications that are material to its business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the assets or business operations of such Borrower or the applicable Funds or the ability of such Borrower and the applicable Funds to pay and perform their obligations hereunder and under the Note.

         13. AFFIRMATIVE COVENANTS OF THE BORROWERS. Until such time as all amounts of principal and interest due to CAPCO by a Borrower pursuant to any Loan made to such Borrower is irrevocably paid in full, and until the Facility is terminated, such Borrower (for itself and on behalf of its respective Funds) agrees:

                  (a) To deliver to CAPCO as soon as possible and in any event within ninety (90) days after the end of each fiscal year of such Borrower and the applicable Funds, Statements of Assets and Liabilities, Statements of Operations and Statements of Changes in Net Assets of each applicable Fund for such fiscal year, as set forth in each applicable Fund's Annual Report to shareholders together with a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit as of the end of such fiscal year;

                  (b) To deliver to CAPCO as soon as available and in any event within seventy-five (75) days after the end of each semiannual period of such Borrower and the applicable Funds, Statements of Assets and Liabilities, Statement of Operations and Statements of Changes in Net Assets of each applicable Fund as of the end of such semiannual period, as set forth in each applicable Funds Semiannual Report to shareholders, together with a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit at the end of such semiannual period;

                  (c) To deliver to CAPCO prompt notice of the occurrence of any event or condition which constitutes, or is likely to result in, a change in such Borrower or any applicable Fund which could reasonably be expected to materially adversely affect the ability of any applicable Fund to promptly repay outstanding Loans made for its benefit or the ability of such Borrower to perform its obligations under this Agreement or the Note;

                  (d) To do, or cause to be done, all things necessary to preserve and keep in full force and effect the corporate or trust existence of such Borrower and all permits, rights and privileges necessary for the conduct of its businesses and to comply in all material respects with all applicable laws, regulations and orders, including without limitation, all rules and regulations promulgated by the SEC;

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                  (e) To promptly  notify CAPCO of any  litigation,  threatened legal proceeding or investigation by a governmental authority which could materially affect the ability of such Borrower or the applicable Funds to promptly repay the outstanding Loans or otherwise perform their obligations hereunder;

                  (f) In the event a Loan for the benefit of a particular Fund is not repaid in full within 10 days after the date it is borrowed, and until such Loan is repaid in full, to deliver to CAPCO, within two business days after each Friday occurring after such 10th day, a statement setting forth the total assets of such Fund as of the close of business on each such Friday; and

                  (g) Upon the request of CAPCO which may be made by CAPCO from time to time in the event CAPCO in good faith believes that there has been a material adverse change in the capital markets generally, to deliver to CAPCO, within two business days after such request, a statement setting forth the total assets of each Fund for whose benefit a Loan is outstanding on the date of such request.

         14. NEGATIVE COVENANTS OF THE BORROWERS. Until such time as all amounts of principal and interest due to CAPCO by a Borrower pursuant to any Loan made to such Borrower is irrevocably paid in full, and until the Facility is terminated, such Borrower (for itself and on behalf of its respective Funds) agrees:

                  (a) Not to incur any indebtedness for borrowed money (other than pursuant to the One Hundred Million Dollar ($100,000,000) committed Master Revolving Credit Facility with Bank of America, the Two Hundred Fifty Million Dollar ($250,000,000) committed Master Revolving Credit Facility with CAPCO and for overdrafts incurred at the custodian of the Funds from time to time in the normal course of business) except the Loans, without the prior written consent of CAPCO, which consent will not be unreasonably withheld; and

                  (b) Not to dissolve or terminate its existence, or merge or consolidate with any other person or entity, or sell all or substantially all of its assets in a single transaction or series of related transactions (other than assets consisting of margin stock), each without the prior written consent of CAPCO, which consent will not be unreasonably withheld; provided that a Borrower may without such consent merge, consolidate with, or purchase substantially all of the assets of, or sell substantially all of its assets to, an affiliated investment company or series thereof, as provided for in Rule 17a-8 of the Investment Company Act of 1940.

         15. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur (it being understood that an Event of Default with respect to one Fund or Borrower shall not constitute an Event of Default with respect to any other Fund or Borrower):

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                  (a) Any  Borrower  or Fund shall  default  in the  payment of principal or interest on any Loan or any other fee due hereunder for a period of five (5) days after the same becomes due and payable, whether at maturity or with respect to any Facility Fee at a date fixed for the payment thereof;

                  (b) Any Borrower or Fund shall default in the performance of or compliance with any term contained in Section 13 hereof and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given such Borrower or Fund by CAPCO;

                  (c) Any Borrower or Fund shall default in the performance of or compliance with any term contained in Section 14 hereof;

                  (d) Any Borrower or Fund shall default in the performance or compliance with any other term contained herein and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given such Borrower or Fund by CAPCO;

                  (e) Any representation or warranty made by a Borrower or Fund herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made;

                  (f) An event of default shall occur and be continuing under any other facility;

then, in any event, and at any time thereafter, if any Event of Default shall be continuing, CAPCO may by written notice to the applicable Borrower or Fund
(i) terminate the Facility with respect to such Borrower or Fund and (ii) declare the principal and interest in respect of any outstanding Loans with respect to such Borrower or Fund, and all other amounts due hereunder with respect to such Borrower or Fund, to be immediately due and payable whereupon the principal and interest in respect thereof and all other amounts due hereunder shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers.

         16. NEW BORROWERS; NEW FUNDS. So long as no Event of Default or condition which, with the passage of time or the giving of notice, or both, would constitute or become an Event of Default has occurred and is continuing, and with the prior consent of CAPCO, which consent will not be unreasonably withheld:

                  (a) Any investment company that becomes part of the same "group of investment companies" (as that term is defined in Rule 11a-3 under the Investment Company Act of 1940) as the original Borrowers to this Agreement, may, by submitting an amended Schedule A and Exhibit B to this Agreement to CAPCO (which amended Schedule A and Exhibit B shall replace the corresponding Schedule and Exhibit which are, then a part of this Agreement) and such other documents as CAPCO may reasonably request, become a party to this Agreement and may become a "Borrower" hereunder; and

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                  (b) A Borrower may, by  submitting an amended  Schedule A and
Exhibit B to this Agreement to CAPCO (which amended Schedule A and Exhibit B shall replace the corresponding Schedule and Exhibit which are then a part of this Agreement), add additional Funds for whose benefit such Borrower may borrow Loans. No such amendment of Schedule A to this Agreement shall amend the Borrowing Limit applicable to any Fund without the prior approval of CAPCO.

         17. LIMITED RECOURSE. CAPCO agrees (i) that any claim, liability, or obligation arising hereunder or under the Note whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, together with accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof) and (ii) that no assets of any fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Note with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof).

         18. REMEDIES ON DEFAULT. In case any one or more Events of Default shall occur and be continuing, CAPCO may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceedings, against the applicable Borrower(s) and/or Fund(s), as the case may be. In the case of a default in the payment of any principal or interest on any Loan or in the payment of any fee due hereunder, the relevant Fund(s) (to be allocated among such Funds as the Borrowers deem appropriate) shall pay to CAPCO such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorney's fees and expenses.

         19. NO WAIVER OF REMEDIES. No course of dealing or failure or delay on the part of CAPCO in exercising any right or remedy hereunder or under the Note shall constitute a waiver of any right or remedy hereunder or under the Note, nor shall any partial exercise of any right or remedy hereunder or under the Note preclude any further exercise thereof or the exercise of any other right or remedy hereunder or under the Note. Such rights and remedies expressly provided are cumulative and not exclusive of any rights or remedies which CAPCO would otherwise have.

         20. EXPENSES. The Fund(s) (to be allocated among the Funds as the Borrowers deem appropriate) shall pay on demand all reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) incurred by CAPCO in connection with the collection and any other enforcement proceedings of or regarding this Agreement, any Loan or the Note.

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         21. BENEFIT OF AGREEMENT. This Agreement and the Note shall be binding upon and inure for the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no party to this Agreement or the Note may assign any of its rights hereunder or thereunder without the prior written consent of the other parties.

         22. NOTICES. All notices hereunder and all written, facsimile or telecopied confirmations of Oral Requests made hereunder shall be sent to the Borrowers as indicated on EXHIBIT B and to CAPCO as indicated on EXHIBIT C.

         23. MODIFICATIONS. No provision of this Agreement or the Note may be waived, modified or discharged except by mutual written agreement of all parties. THIS WRITTEN LOAN AGREEMENT AND THE NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         24. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without regard to the choice of law provisions thereof.

         25. TRUST DISCLAIMER. Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

If this letter correctly reflects your agreement with us, please execute both copies hereof and return one to us, whereupon this Agreement shall be binding upon the Borrowers, the Funds and CAPCO.

Sincerely,

USAA CAPITAL CORPORATION

By:   /S/ EDWIN T. MCQUISTON
      ----------------------
      Edwin T. McQuiston
      Vice President-Treasurer

                                       10
90655

AGREED AND ACCEPTED this 11th Day of January, 2000.

USAA MUTUAL FUND, INC.,
on behalf of and for the benefit
of its series of Funds as set forth
on Schedule A to this Agreement

By:   /S/ MICHAEL J. C. ROTH
      ----------------------
      Michael J.C. Roth
      President

USAA INVESTMENT TRUST, on behalf of and for the benefit of its series of Funds as set forth on Schedule A to this Agreement

By:   /S/ MICHAEL J. C. ROTH
      ----------------------
      Michael J.C. Roth
      President

USAA TAX EXEMPT FUND,  INC.,
on behalf of and for the benefit
of its series of Funds as set forth
on Schedule A to this Agreement

By:   /S/ MICHAEL J. C. ROTH
      -----------------------
      Michael J.C. Roth
      President

USAA STATE TAX-FREE TRUST, on behalf of and for the benefit of its series of Funds as set forth on Schedule A to this Agreement

By:   /S/ MICHAEL J. C. ROTH
      ---------------------
      Michael J.C. Roth
      President

                                       11
90655

                                   SCHEDULE A

                       FUNDS FOR WHOSE BENEFIT LOANS CAN
                      BE BORROWED UNDER FACILITY AGREEMENT

BORROWER                    FUNDS                      BORROWING LIMIT (Maximum
                                                       percent of total assets
                                                       which  can  be  borrowed
                                                       under  Facility and  the
                                                       committed  facility with
                                                       CAPCO)
USAA Mutual Fund, Inc.      USAA Aggressive Growth     5% of Total Assets
                            USAA Growth & Income                  "
                            USAA Income Stock                     "
                            USAA Short-Term Bond                  "
                            USAA Money Market                     "
                            USAA Growth                           "
                            USAA Income                           "
                            USAA S&P 500 Index                    "
                            USAA Science & Technology             "
                            USAA First Start Growth               "
                            USAA High Yield Opportunites          "
                            USAA Intermediate-Term Bond           "
                            USAA Small Cap Stock Fund             "

USAA Investment Trust       USAA Cornerstone Strategy             "
                            USAA Gold                             "
                            USAA International                    "
                            USAA World Growth                     "
                            USAA GNMA Trust                       "
                            USAA Treasury Money Market Trust      "
                            USAA Emerging Markets                 "
                            USAA Growth and Tax Strategy          "
                            USAA Balanced Strategy                "
                            USAA Growth Strategy                  "
                            USAA Income Strategy                  "

USAA Tax Exempt Fund, Inc.  USAA Long-Term                        "
                            USAA Intermediate-Term                "
                            USAA Short-Term                       "
                            USAA Tax Exempt Money Market          "
                            USAA California Bond                  "
                            USAA California Money Market          "
                            USAA New York Bond                    "
                            USAA New York Money Market            "
                            USAA Virginia Bond                    "
                            USAA Virginia Money Market            "

USAA State Tax-Free Trust   USAA Florida Tax-Free Income          "
                            USAA Florida Tax-Free Money Market    "
                            USAA Texas Tax-Free Income            "
                            USAA Texas Tax-Free Money Market      "

                                                                      EXHIBIT A

                          MASTER GRID PROMISSORY NOTE

U.S. $500,000,000                                       Dated: January 11, 2000


         FOR VALUE RECEIVED, each of the undersigned (each a "Borrower" and collectively the "Borrowers"), severally and not jointly, on behalf of and for the benefit of the series of funds comprising each such Borrower as listed on Schedule A to the Agreement as defined below (each a "Fund" and collectively the "Funds") promises to pay to the order of USAA Capital Corporation ("CAPCO") at CAPCO's office located at 9800 Fredericksburg Road, San Antonio, Texas
78288, in lawful money of the United States of America, in immediately available funds, the principal amount of all Loans made by CAPCO to such Borrower for the benefit of the applicable Funds under the Facility Agreement Letter dated January 11, 2000 (as amended or modified, the "Agreement"), among the Borrowers and CAPCO, together with interest thereon at the rate or rates set forth in the Agreement. All payments of interest and principal outstanding shall be made in accordance with the terms of the Agreement.

         This Note evidences Loans made pursuant to, and is entitled to the benefits of, the Agreement. Terms not defined in this Note shall be as set forth in the Agreement.

         CAPCO is authorized to endorse the particulars of each Loan evidenced hereby on the attached Schedule and to attach additional Schedules as necessary, provided that the failure of CAPCO to do so or to do so accurately shall not affect the obligations of any Borrower (or the Fund for whose benefit it is borrowing) hereunder.

         Each Borrower waives all claims to presentment, demand, protest, and notice of dishonor. Each Borrower agrees to pay all reasonable costs of collection, including reasonable attorney's fees in connection with the enforcement of this Note.

         CAPCO hereby agrees (i) that any claim, liability, or obligation arising hereunder or under the Agreement whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, together with accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement) and (ii) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Agreement with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement).

         Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         Loans under the Agreement and this Note are subordinated to loans made under the $100,000,000 364-day committed Mater Revolving Credit Facility Agreement between the Borrowers and Bank of America, N.A. (Bank of America), dated January 12, 2000, in the manner and to the extent set forth in the Agreement among the Borrowers, CAPCO and Bank of America, dated January 12, 2000.

         This Note shall be governed by the laws of the state of Texas.

                                             USAA MUTUAL FUND, INC.,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on Schedule A to the Agreement

                                             By: /S/ MICHAEL J. C. ROTH
                                                 ----------------------
                                                 Michael J.C. Roth
                                                 President

                                             USAA INVESTMENT TRUST,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on Schedule A to the Agreement

                                             By: /S/ MICHAEL J. C. ROTH
                                                 ----------------------
                                                 Michael J.C. Roth
                                                 President

                                             USAA  TAX   EXEMPT   FUND, INC.,
                                             on behalf of and for the  benefit
                                             of its series of Funds as set forth
                                             on Schedule A to the Agreement

                                             By: /S/ MICHAEL J. C. ROTH
                                                 ----------------------
                                                 Michael J.C. Roth
                                                 President

                                             USAA  STATE  TAX-FREE   TRUST,  on
                                             behalf of and for the  benefit  of
                                             its  series  of Funds as set forth
                                             on Schedule A to the Agreement

                                             By: /S/ MICHAEL J. C. ROTH
                                                 ----------------------
                                                 Michael J.C. Roth
                                                 President

                         LOANS AND PAYMENT OF PRINCIPAL

This schedule (grid) is attached to and made a part of the Promissory Note dated January 11, 2000, executed by USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, USAA TAX EXEMPT FUND, INC. AND USAA STATE TAX-FREE TRUST on behalf of and for the benefit of the series of funds comprising each such Borrower payable to the order of USAA CAPITAL CORPORATION.

[GRID}
Date of Loan

Borrower
and Fund

Amount of
Loan

Type of Rate and
Interest Rate on
Date of Borrowing

Amount of
Principal Repaid

Date of
Repayment

Other
Expenses

Notation made
by

                                   EXHIBIT B

                            USAA CAPITAL CORPORATION
                                MASTER REVOLVING
                           CREDIT FACILITY AGREEMENT
                           BORROWER INFORMATION SHEET

BORROWER:     USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, USAA TAX EXEMPT
              FUND, INC. AND USAA STATE TAX-FREE TRUST

ADDRESS FOR NOTICES AND OTHER COMMUNICATIONS TO THE BORROWER:

            9800 Fredericksburg Road
            San Antonio, Texas 78288 (For Federal Express, 78240)
            Attention:  Kenneth E. Willmann
                        Senior Vice President,
                        Fixed Income Investments

                        Telephone: (210) 498-7320
                        Telecopy:  (210) 498-4174

                        David G. Peebles
                        Senior Vice President,
                        Equity Investments

                        Telephone: (210) 498-7340
                        Telecopy:  (210) 498-2954

ADDRESS FOR BORROWING AND PAYMENTS:

            9800 Fredericksburg Road
            San Antonio, Texas 78288
            Attention:  Caryl J. Swann

                        Telephone: (210) 498-7303
                        Telecopy:  (210) 498-0382 or 498-7819
                        Telex:     767424

INSTRUCTIONS FOR PAYMENTS TO BORROWER:

WE PAY VIA: _X_ FED FUNDS____CHIPS

TO: (PLEASE PLACE BANK NAME, CORRESPONDENT NAME (IF APPLICABLE), CHIPS AND/OR FED FUNDS ACCOUNT NUMBER BELOW)

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS
----------------------------------------------------------

ABA #011-00-0028
----------------

USAA MUTUAL FUND, INC.
======================

USAA AGGRESSIVE GROWTH FUND                  ACCT.# 6938-502-9
--------------------------------------------------------------
USAA GROWTH & INCOME FUND                    ACCT.# 6938-519-3
--------------------------------------------------------------
USAA INCOME STOCK FUND                       ACCT.# 6938-495-6
--------------------------------------------------------------
USAA SHORT-TERM BOND FUND                    ACCT.# 6938-517-7
--------------------------------------------------------------
USAA MONEY MARKET FUND                       ACCT.# 6938-498-0
--------------------------------------------------------------
USAA GROWTH FUND                             ACCT.# 6938-490-7
--------------------------------------------------------------
USAA INCOME FUND                             ACCT.# 6938-494-9
--------------------------------------------------------------
USAA S&P 500 INDEX FUND                      ACCT.# 6938-478-2
--------------------------------------------------------------
USAA SCIENCE & TECHNOLOGY FUND               ACCT.# 6938-515-1
--------------------------------------------------------------
USAA FIRST START GROWTH FUND                 ACCT.# 6938-468-3
--------------------------------------------------------------
USAA HIGH YIELD OPPORTUNITIES FUND           ACCT.# 6938-576-3
--------------------------------------------------------------
USAA INTERMEDIATE-TERM BOND FUND             ACCT.# 6938-577-1
--------------------------------------------------------------
USAA SMALL CAP STOCK FUND                    ACCT.# 6938-578-9
--------------------------------------------------------------

USAA INVESTMENT TRUST
=====================

USAA CORNERSTONE STRATEGY FUND               ACCT.# 6938-487-3
--------------------------------------------------------------
USAA GOLD FUND                               ACCT.# 6938-488-1
--------------------------------------------------------------
USAA INTERNATIONAL FUND                      ACCT.# 6938-497-2
--------------------------------------------------------------
USAA WORLD GROWTH FUND                       ACCT.# 6938-504-5
--------------------------------------------------------------
USAA GNMA TRUST                              ACCT.# 6938-486-5
--------------------------------------------------------------

--------------------------------------------------------------
USAA TREASURY MONEY MARKET TRUST             ACCT.# 6938-493-1
--------------------------------------------------------------
USAA EMERGING MARKETS FUND                   ACCT.# 6938-501-1
--------------------------------------------------------------
USAA GROWTH AND TAX STRATEGY FUND            ACCT.# 6938-509-4
--------------------------------------------------------------
USAA BALANCED STRATEGY FUND                  ACCT.# 6938-507-8
--------------------------------------------------------------
USAA GROWTH STRATEGY FUND                    ACCT.# 6938-510-2
--------------------------------------------------------------
USAA INCOME STRATEGY FUND                    ACCT.# 6938-508-6
--------------------------------------------------------------

USAA TAX EXEMPT FUND, INC.
==========================

LONG-TERM FUND                               ACCT.# 6938-492-3
--------------------------------------------------------------
USAA INTERMEDIATE-TERM FUND                  ACCT.# 6938-496-4
--------------------------------------------------------------
USAA SHORT-TERM FUND                         ACCT.# 6938-500-3
--------------------------------------------------------------
USAA TAX EXEMPT MONEY MARKET FUND            ACCT.# 6938-514-4
--------------------------------------------------------------
USAA CALIFORNIA BOND FUND                    ACCT.# 6938-489-9
--------------------------------------------------------------
USAA CALIFORNIA MONEY MARKET FUND            ACCT.# 6938-491-5
--------------------------------------------------------------
USAA NEW YORK BOND FUND                      ACCT.# 6938-503-7
--------------------------------------------------------------
USAA NEW YORK MONEY MARKET FUND              ACCT.# 6938-511-0
--------------------------------------------------------------
USAA VIRGINIA BOND FUND                      ACCT.# 6938-512-8
--------------------------------------------------------------
USAA VIRGINIA MONEY MARKET FUND              ACCT.# 6938-513-6
--------------------------------------------------------------

USAA STATE TAX-FREE TRUST
=========================

USAA FLORIDA TAX-FREE INCOME FUND            ACCT.# 6938-473-3
--------------------------------------------------------------
USAA FLORIDA TAX-FREE MONEY MARKET FUND      ACCT.# 6938-467-5
--------------------------------------------------------------
USAA TEXAS TAX-FREE INCOME FUND              ACCT.# 6938-602-7
--------------------------------------------------------------
USAA TEXAS TAX-FREE MONEY MARKET FUND        ACCT.# 6938-601-9
--------------------------------------------------------------

                                   EXHIBIT C

                      ADDRESS FOR USAA CAPITAL CORPORATION

                            USAA Capital Corporation
                            9800 Fredericksburg Road
                            San Antonio, Texas 78288

                            Attention: Edwin T. McQuiston
                            Telephone No.: (210) 498-2296
                          Telecopy No.: (210) 498-6566

                                                                      EXHIBIT D

                             OFFICER'S CERTIFICATE

The undersigned hereby certifies that he is the duly elected Secretary of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc. and USAA State Tax-Free Trust and that he is authorized to execute this Certificate on behalf of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc. and USAA State Tax-Free Trust. The undersigned hereby further certifies to the following:

The following individuals are duly authorized to act on behalf of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc. and USAA State Tax-Free Trust, by transmitting telephonic, telex, or telecopy instructions and other communications with regard to borrowing and payments pursuant to the uncommitted Master Revolving Credit Agreement with USAA Capital Corporation. The signature set opposite the name of each individual below is that individual's genuine signature.

NAME                            OFFICE                        SIGNATURE

Michael J.C. Roth          President                    /S/ MICHAEL J. C. ROTH
                                                        -----------------------
Kenneth E. Willmann        Senior Vice President,
                           Fixed Income Investments     /S/ KENNETH E. WILLMANN
                                                        -----------------------
David G. Peebles           Senior Vice President,
                           Equity Investments           /S/ DAVID G. PEEBLES
                                                        -----------------------
Clifford A. Gladson        Vice President,
                           Mutual Fund Portfolios       /S/ CLIFFORD A. GLADSON
                                                        -----------------------
Sherron A. Kirk            Vice President,
                           Senior Financial Officer     /S/ SHERRON A. KIRK
                                                        -----------------------
Caryl J. Swann             Executive Director,
                              Mutual Fund Analysis
                           and Support                  /S/ CARYL J. SWANN
                                                        -----------------------

IN WITNESS WHEREOF, I have executed this Certificate as of this 11th day of January, 2000.

                                                        /S/ MICHAEL D. WAGNER
                                                        ---------------------
                                                        MICHAEL D. WAGNER
                                                        Secretary

I, Michael J.C. Roth, President of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc. And USAA State Tax-Free Trust hereby certify that Michael D. Wagner is, and has been at all times since a date prior to the date of this Certificate, the duly elected, qualified, and acting Secretary of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc. And USAA State Tax-Free Trust and that the signature set forth above is his true and correct signature.

DATE: January 11, 2000                                 /S/ MICHAEL J. C. ROTH
                                                       -----------------------
                                                       MICHAEL J. C. ROTH
                                                       President